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                                                                   EXHIBIT 10.46


                          MIDLAND COGENERATION VENTURE
                               LIMITED PARTNERSHIP
                            LONG-TERM INCENTIVE PLAN


PURPOSE

The purpose of this plan is to attract, retain and reward certain key employees, by providing a long-term compensation incentive plan which recognizes the achievement by MCV Senior personnel of specific goals that are aligned with Partner and Investor goals. The plan is initiated with one goal as detailed below. Additional goals may be added as determined by the Organization and Compensation Subcommittee.


INITIAL GOAL

The initial goal focuses on the achievement of paying the annual tax liability payments to each Partner, as detailed in the debt agreement, by the year 2001. Participants in the plan will be eligible for long-term incentive payments according to the attached award schedule.


PLAN GUIDELINES

Participants are full time, managerial, professional or administrative personnel who are recommended by the President/CEO and approved by the Organization and Compensation Subcommittee. Awards will be calculated based on the participant's annualized base salary as of the date of payment and will be subject to applicable withholding. Such awards are excluded from the earnings base for determining contributions to the 401(k) Employee Savings Plan, Defined Contribution Retirement Plan, and determining Life Insurance coverage. See the attached page for a list of initial participants.

If a participant's employment terminates due to retirement, total and permanent disability, layoff due to changes in MCV operations, the participant (or their estate) is eligible for a prorated award. Exceptions must be approved by the Organization and Compensation Subcommittee.

At the discretion of the Organization and Compensation Subcommittee, this plan can be amended or terminated at any time. Participants may receive a prorated award at the date of termination.


EFFECTIVE DATE:  JANUARY 1, 1998


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                          MIDLAND COGENERATION VENTURE
                               LIMITED PARTNERSHIP
                            LONG-TERM INCENTIVE PLAN




                               TARGET ACHIEVEMENT


                2000                                 2001                              2002
 ----------------------------------   ---------------------------------   -----------------------------

                     Base Salary                           Base Salary                     Base Salary
                       Award                                 Award             Tax           Award
       Tax             -----              Tax                -----             ---           -----
     Payment                            Payment                              Payment
     -------                            -------                              -------
      100                30%              100                    25%           100             18.75%
       95                25%               95                    20%            95             15.00%
       90                20%               90                    15%            90             11.25%
       85                15%               85                    10%            85              8.43%
       80                10%               80                     5%            80              6.32%
       75                 0%               75                     0%            75               0.0%


NOTE:  Award is based on the participant's base salary as of the payout year.